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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     TRW has no parent or parents. As of December 31, 1997, certain of its subsidiaries, some of which also have subsidiaries, were as follows:

                                                                                                PERCENTAGE OF
                                                               ORGANIZED UNDER                VOTING SECURITIES
                  NAME                                           THE LAWS OF                      OWNED (1)
                  ----                                         ---------------                -----------------
TRW U.K. Limited which owns                                     United Kingdom                     100.00%
    TRW Automotive Systems Limited                              United Kingdom                     100.00%
    TRW Steering Systems Limited                                United Kingdom                     100.00%
    TRW United-Carr Limited                                     United Kingdom                     100.00%

ESL Incorporated                                                California                         100.00%

TRW Vehicle Safety Systems Inc. which owns                      Delaware                           100.00%
    TRW Technar Inc.                                            California                         100.00%

TRW Automotive Products Inc. which, together
    with TRW International Holding Corporation,
    directly or indirectly owns                                 Delaware                           100.00%
      TRW Deutschland GmbH
      which, in turn (in some cases together with
      TRW Inc.), directly or indirectly owns                    Germany                            100.00%
        TRW Fahrwerksysteme GmbH & Co. KG                       Germany                            100.00%
        TRW Fahrzeugelektrik GmbH & Co. KG                      Germany                            100.00%
        TRW Occupant Restraints Systems GmbH                    Germany                            100.00%
        TRW United-Carr GmbH & Co. KG                           Germany                            100.00%

TRW Steering Systems Japan Co. Ltd.                             Japan                              100.00%

TRW Canada Limited which owns                                   Canada                             100.00%
    TRW Vehicle Safety Systems Limited                          Canada                             100.00%
    Quality Safety Systems Company                              Canada                              60.00%
    TRW Automotive Brasil Ltda.                                 Brazil                             100.00%

TRW Components International Inc.                               Virginia                           100.00%

TRW Italia S.p.A. which owns                                    Italy                              100.00%
    TRW SIPEA S.p.A.                                            Italy                              100.00%

TRW France S.A.                                                 France                             100.00%

TRW Koyo Steering Systems Company                               Tennessee                           51.00%

TRW System Services Company                                     Delaware                           100.00%

TRW Sabelt S.p.A.                                               Italy                               90.00%

TRW Direcciones de Vehiculos, S.A.                              Spain                              100.00%





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
                                                                                                PERCENTAGE OF
                                                               ORGANIZED UNDER                VOTING SECURITIES
                  NAME                                           THE LAWS OF                      OWNED (1)
                  ----                                         ---------------                -----------------
TRW Microwave Inc.                                              California                         100.00%

TRW Australia Limited which owns                                Australia                          100.00%
    TRW Australia Holdings Limited which owns                   Australia                           62.00%
      TRW Steering & Suspension Australia Limited               Australia                          100.00%

TRW Beteiligungsgesellschaft m.b.H. which owns                  Austria                            100.00%
    TRW Occupant Restraints Systems Ges.m.b.H.                  Austria                            100.00%

TRW Composants Moteurs Inc.                                     Ohio                               100.00%

BDM International, Inc.                                         Delaware                           100.00%

TRW Automotive Safety Systems Inc. which owns                   Delaware                           100.00%
    TRW Automotive Safety Systems Holding
      GmbH which owns                                           Germany                            100.00%
        TRW Airbag Systems GmbH & Co. KG                        Germany                             80.00%
        TRW Automotive Safety Systems GmbH                      Germany                             80.00%

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(1)  Total percentages held by TRW and/or its subsidiaries, disregarding
     Directors' qualifying shares, if any.

     The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.